Exhibit 5.1

DLA Piper LLP (US)
555 Mission Street, Suite 2400
San Francisco, California 94105-2933
www.dlapiper.com

April 7, 2023

UpHealth, Inc.

14000 S. Military Trail, Suite 203

Delray, Florida 33484

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to UpHealth, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-1 (the “Registration Statement”) filed by the Company with the United States Securities and Exchange Commission (the “Commission”), relating to the registration for resale or distribution from time to time by the selling stockholder named in the prospectus contained in the Registration Statement and any supplement thereto (the “Selling Stockholder”) of (i) up to 1,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), (ii) up to 3,000,000 shares of Common Stock issuable upon the exercise of the Series A Common Stock Purchase Warrant, having an exercise price of $2.04 per share of Common Stock (the “Series A Warrant”), (iii) up to 3,000,000 shares of Common Stock issuable upon the exercise of the Series B Common Stock Purchase Warrant, having an exercise price of $2.04 per share of Common Stock (the “Series B Warrant,” and together with the Series A Warrant, the “Common Stock Purchase Warrants”), and (iv) up to 1,350,000 shares of Common Stock issuable upon the exercise of the pre-funded warrant, having an exercise price of $0.0001 per share of Common Stock (the “Pre-Funded Warrant,” and together with the Common Stock Purchase Warrants, the “Warrants,” and all of such shares issuable upon exercise of the Warrants, the “Warrant Shares”).

This opinion letter is delivered to you in connection with the filing of the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S–K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issuance of the Shares and the Warrant Shares.

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions set forth below, including (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended by the Certificate of Amendment effective December 8, 2022, that is filed as Exhibit 3.1 to the Registration Statement; (ii) the Second Amended and Restated Bylaws of the Company that are filed as Exhibit 3.2 to the Registration Statement; (iii) the specimen Common Stock certificate of the Company that is filed as Exhibit 4.1 to the Registration Statement; (iv) the form of Series A Warrant that is filed as Exhibit 4.6 to the Registration Statement; (v) the form of Series B Warrant that is filed as Exhibit 4.7 to the Registration Statement; (vi) the form of Pre-Funded Warrant that is filed as Exhibit 4.8 to the Registration Statement; (vii) the form of Securities Purchase Agreement that is filed as Exhibit 10.34 to the Registration Statement; (viii) the pertinent resolutions adopted by the Board of Directors of the Company; and (ix) the Registration Statement and the exhibits thereto. With respect to such examination, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed. As to questions of fact material to the opinions set forth below, we have, to the extent deemed appropriate, relied upon representations of certain officers and employees of the Company. We have further assumed that each of the documents identified in clauses (i) through (ix) above has been (or will be) entered into, adopted or filed as appropriate.

Based upon the foregoing, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that:

1.	The Shares have been duly authorized and are validly issued, fully paid and non-assessable.

2.

The Warrant Shares have been duly authorized and, when issued by the Company against payment therefor in accordance with the respective terms of the applicable Warrants, will be validly issued, fully paid and non-assessable.

Our opinions expressed above are limited to the federal laws of the United States and the applicable provisions of the General Corporations Law of the State of Delaware, including the rules and regulations underlying those provisions, all applicable provisions of the Delaware Constitution, and all applicable judicial and regulatory determinations in connection therewith. Our opinions are based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement these opinions after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any other United States federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to our firm as counsel for the Company that has passed on the validity of the Common Stock appearing under the caption “Legal Matters” in the prospectus forming part of the Registration Statement and in any prospectus filed pursuant to Rule 424(b) with respect thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Commission promulgated thereunder, or Item 509 of Regulation S-K.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)

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